SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On July 27, 2017, the Board of Directors of BankFinancial Corporation (the “Company”) declared a cash dividend of $0.07 per common share. The dividend will be payable on August 25, 2017 to stockholders of record on August 9, 2017.
As previously described in filings made with the Securities and Exchange Commission, the Board of Directors of the Company will evaluate dividends for future quarters in the context of all applicable regulatory requirements and other relevant factors.
This Current Report on Form 8-K includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause the Company’s actual results to differ from those expected at the time of this release. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to the Company’s most recent Annual Report on Form 10-K as filed with the SEC, as supplemented by the Company’s subsequent filings with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on the Company’s web site at www.bankfinancial.com. Forward looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.
A copy of the press release announcing this item is attached as Exhibit 99.1 to this Current Report.
Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION
(Registrant)

Date:	July 27, 2017	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1            Press Release dated July 27, 2017